January 24, 2024	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FISCAL FIRST QUARTER OF
2024 RESULTS

•Record client assets under administration of $1.37 trillion and record financial assets under management of $215 billion, up 17% and 16%, respectively, over December 2022
•Domestic Private Client Group net new assets(1) of $21.6 billion for the fiscal first quarter, annualized growth from beginning of period assets of 7.8%
•Quarterly net revenues of $3.01 billion, up 8% over the prior year’s fiscal first quarter and down 1% compared to the preceding quarter
•Quarterly net income available to common shareholders of $497 million, or record $2.32 per diluted share; record quarterly adjusted net income available to common shareholders of $514 million(2), or record $2.40 per diluted share(2)
•Annualized return on common equity of 19.1% and annualized adjusted return on tangible common equity of 23.8%(2) for fiscal first quarter
•Total clients’ domestic cash sweep and Enhanced Savings Program (“ESP”) balances of $58.0 billion, down 4% compared to December 2022 and up 3% over September 2023

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $3.01 billion and net income available to common shareholders of $497 million, or $2.32 per diluted share, for the fiscal first quarter ended December 31, 2023. Excluding $23 million of expenses related to acquisitions, quarterly adjusted net income available to common shareholders was record $514 million(2), or $2.40 per diluted share(2).

Quarterly net revenues increased 8% over the prior year’s fiscal first quarter primarily driven by higher asset management and related administrative fees. Despite higher revenues, quarterly net income available to common shareholders declined 2% compared to the prior-year quarter largely due to the receipt of a $32 million insurance settlement in the year-ago period. Sequentially, quarterly net revenues decreased 1% primarily due to lower asset management and related administrative fees and investment banking revenues which were partially offset by higher brokerage revenues. Quarterly net income available to common shareholders increased 15% over the preceding quarter mainly resulting from lower legal and regulatory reserves and a lower bank loan loss provision for credit losses. Annualized return on common equity was 19.1% and annualized adjusted return on tangible common equity was 23.8%(2).

“High satisfaction between clients and advisors, along with solid financial advisor retention and recruiting in the Private Client Group segment drove record quarterly earnings per share and strong net new asset(1) annualized growth of 7.8% in the quarter,” said Chair and CEO Paul Reilly. “We are well positioned entering the fiscal second quarter with record client assets and robust financial advisor recruiting activity.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results
Private Client Group

•Domestic Private Client Group net new assets(1) of $21.6 billion for the fiscal first quarter, annualized growth from beginning of period assets of 7.8%
•Quarterly net revenues of $2.23 billion, up 8% over the prior year’s fiscal first quarter and down 2% compared to the preceding quarter
•Quarterly pre-tax income of $439 million, up 1% over the prior year’s fiscal first quarter and down 8% compared to the preceding quarter
•Record Private Client Group assets under administration of $1.31 trillion and record Private Client Group assets in fee-based accounts of $746.6 billion, both up 18% over December 2022 and 9% over September 2023
•Total clients’ domestic cash sweep and ESP balances of $58.0 billion, down 4% compared to December 2022 and up 3% over September 2023

Year-over-year, quarterly net revenues and pre-tax income grew 8% and 1%, respectively, predominantly driven by higher asset management and related administrative fees, reflecting growth of assets in fee-based accounts during the year. Sequentially, quarterly net revenues declined 2% primarily resulting from lower asset management and related administrative fees due to lower balances at the beginning of the current quarter compared to the preceding quarter.

Total clients’ domestic cash sweep and ESP balances of $58 billion increased 3% over September 2023, driven by higher ESP and cash sweep balances. The average yield on Raymond James Bank Deposit Program third-party bank balances increased 6 basis points over the preceding quarter to 3.66% in the fiscal first quarter.

“Advisor recruiting and retention started the fiscal year off strong with domestic Private Client Group net new asset(1) annualized growth of 7.8% in the quarter,” said Reilly. “Our robust technology capabilities, client-first values and our long-established multiple affiliation model continue to fuel the strength and quality of the recruiting pipeline.”

Capital Markets

•Quarterly net revenues of $338 million, up 15% over the prior year’s fiscal first quarter and down 1% compared to the preceding quarter
•Quarterly pre-tax income of $3 million
•Quarterly investment banking revenues of $170 million, up 28% over the prior year’s fiscal first quarter and down 12% compared to the preceding quarter

Quarterly net revenues grew 15% over the prior-year quarter primarily the result of higher investment banking revenues. Sequentially, quarterly net revenues declined 1% driven by lower M&A and advisory revenues and affordable housing investments business revenues, largely offset by higher fixed income brokerage revenues.

“Fixed income brokerage revenues experienced strong quarterly growth due to higher client activity as well as a more favorable trading environment,” said Reilly. “Investment banking activity industry-wide appears to be on a gradual recovery and our pipeline and new business activity remain healthy.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•Quarterly net revenues of $235 million, up 14% over the prior year’s fiscal first quarter and flat compared to the preceding quarter
•Quarterly pre-tax income of $93 million, up 16% over the prior year’s fiscal first quarter and down 7% compared to the preceding quarter
•Record financial assets under management of $215 billion, up 16% over December 2022 and 9% over September 2023

The increase in quarterly net revenues and pre-tax income over the prior year’s fiscal first quarter was largely attributable to higher financial assets under management due to higher equity markets and net inflows into fee-based accounts in the Private Client Group.

Bank

•Quarterly net revenues of $441 million, down 13% compared to the prior year’s fiscal first quarter and 2% compared to the preceding quarter
•Quarterly pre-tax income of $92 million, down 32% compared to the prior year’s fiscal first quarter and up 18% over the preceding quarter
•Bank segment net interest margin (“NIM”) of 2.74% for the quarter, down 62 basis points compared to the prior year’s fiscal first quarter and 13 basis points compared to the preceding quarter
•Record net loans of $44.2 billion, up slightly over December 2022 and 1% over September 2023

Quarterly net revenues declined 13% year-over-year and 2% sequentially due to lower NIM. The Bank segment’s NIM decreased 13 basis points during the quarter to 2.74%, largely the result of increased interest expense from higher-cost funding as ESP balances replaced a portion of lower-cost Raymond James Bank Deposit Program client cash sweep balances, which were swept to third-party banks. Quarterly results include an FDIC special assessment of $9 million.

The credit quality of the loan portfolio is solid, with criticized loans as a percent of total loans held for investment ending the quarter at 1.09%. Bank loan allowance for credit losses as a percent of total loans held for investment was 1.08%, and bank loan allowance for credit losses on corporate loans as a percent of corporate loans held for investment was 2.06%.

Other

Other segment pre-tax income increased sequentially primarily due to a large provision for litigation and regulatory matters in the preceding quarter. The effective tax rate for the quarter was 21.0%, reflecting a tax benefit recognized for share-based compensation that vested during the period.

In November, the Board of Directors increased the quarterly cash dividend on common shares 7% to $0.45 per share and authorized common stock repurchases of up to $1.5 billion, replacing the previous authorization. During the fiscal first quarter, the firm repurchased 1.41 million shares of common stock for $150 million at an average price of $107 per share. As of January 24, 2024, approximately $1.39 billion remained available under the Board’s approved common stock repurchase authorization. At the end of the quarter, the total capital ratio was 23.0%(3) and the tier 1 leverage ratio was 12.1%(3), both well above regulatory requirements.

Please refer to the footnotes at the end of this press release for additional information.

A conference call to discuss the results will take place today, Wednesday, January 24, at 5:00 p.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. A replay of the call will be available at the same location until April 24, 2024. For a connection to the conference call, please dial: 877-400-4013 (conference code: 3778589).

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,700 financial advisors. Total client assets are $1.37 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions (including changes in interest rates), demand for and pricing of our products (including cash sweep and deposit offerings), acquisitions, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, future or conditional verbs such as “may,” “will,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal First Quarter of 2024	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Net revenues	$3,013	$2,786	$3,053	8%	(1)%
Pre-tax income	$630	$652	$585	(3)%	8%
Net income available to common shareholders	$497	$507	$432	(2)%	15%

Earnings per common share: (4)
Basic	$2.38	$2.36	$2.07	1%	15%
Diluted	$2.32	$2.30	$2.02	1%	15%

Non-GAAP measures: (2)
Adjusted pre-tax income	$653	$649	$619	1%	5%
Adjusted net income available to common shareholders	$514	$505	$457	2%	12%
Adjusted earnings per common share – basic (4)	$2.46	$2.35	$2.19	5%	12%
Adjusted earnings per common share – diluted (4)	$2.40	$2.29	$2.13	5%	13%

Other selected financial highlights	Three months ended
	December 31, 2023	December 31, 2022	September 30, 2023
Return on common equity (5)	19.1%	21.3%	17.3%
Adjusted return on common equity (2) (5)	19.7%	21.2%	18.3%
Adjusted return on tangible common equity (2) (5)	23.8%	26.1%	22.2%
Pre-tax margin (6)	20.9%	23.4%	19.2%
Adjusted pre-tax margin (2) (6)	21.7%	23.3%	20.3%
Total compensation ratio (7)	63.8%	62.3%	62.0%
Adjusted total compensation ratio (2) (7)	63.4%	61.7%	61.4%
Effective tax rate	21.0%	21.9%	25.8%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2024

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Revenues:
Asset management and related administrative fees	$1,407	$1,242	$1,446	13%	(3)%
Brokerage revenues:
Securities commissions	383	352	382	9%	—%
Principal transactions	139	132	98	5%	42%
Total brokerage revenues	522	484	480	8%	9%
Account and service fees	319	289	314	10%	2%
Investment banking	181	141	202	28%	(10)%
Interest income	1,053	827	1,019	27%	3%
Other	38	44	54	(14)%	(30)%
Total revenues	3,520	3,027	3,515	16%	—%
Interest expense	(507)	(241)	(462)	110%	10%
Net revenues	3,013	2,786	3,053	8%	(1)%
Non-interest expenses:
Compensation, commissions and benefits	1,921	1,736	1,892	11%	2%
Non-compensation expenses:
Communications and information processing	150	139	158	8%	(5)%
Occupancy and equipment	72	66	69	9%	4%
Business development	61	56	66	9%	(8)%
Investment sub-advisory fees	40	34	41	18%	(2)%
Professional fees	32	32	40	—%	(20)%
Bank loan provision for credit losses	12	14	36	(14)%	(67)%
Other (8)	95	57	166	67%	(43)%
Total non-compensation expenses	462	398	576	16%	(20)%
Total non-interest expenses	2,383	2,134	2,468	12%	(3)%
Pre-tax income	630	652	585	(3)%	8%
Provision for income taxes	132	143	151	(8)%	(13)%
Net income	498	509	434	(2)%	15%
Preferred stock dividends	1	2	2	(50)%	(50)%
Net income available to common shareholders	$497	$507	$432	(2)%	15%

Earnings per common share – basic (4)	$2.38	$2.36	$2.07	1%	15%
Earnings per common share – diluted (4)	$2.32	$2.30	$2.02	1%	15%
Weighted-average common shares outstanding – basic	208.6	214.7	208.3	(3)%	—%
Weighted-average common and common equivalent shares outstanding – diluted	213.8	220.4	213.8	(3)%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal First Quarter of 2024	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	December 31, 2023		December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Total assets	$80,130		$77,047	$78,360	4%	2%
Total common equity attributable to Raymond James Financial, Inc.	$10,711		$9,736	$10,135	10%	6%
Book value per share (9)	$51.32		$45.28	$48.54	13%	6%
Tangible book value per share (2) (9)	$42.81		$36.87	$40.03	16%	7%

Capital ratios:
Tier 1 leverage	12.1%	(3)	11.3%	11.9%
Tier 1 capital	21.6%	(3)	20.3%	21.4%
Common equity tier 1	21.5%	(3)	20.0%	21.2%
Total capital	23.0%	(3)	21.6%	22.8%

Client asset metrics ($ in billions)	As of			% change from
	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Client assets under administration	$1,370.6	$1,169.7	$1,256.5	17%	9%
Private Client Group assets under administration	$1,310.5	$1,114.3	$1,201.2	18%	9%
Private Client Group assets in fee-based accounts	$746.6	$633.1	$683.2	18%	9%
Financial assets under management	$215.0	$185.9	$196.4	16%	9%

Net new assets metrics ($ in millions)	Three months ended
	December 31, 2023	December 31, 2022	September 30, 2023
Domestic Private Client Group net new assets (1)	$21,575	$23,226	$14,169
Domestic Private Client Group net new assets growth — annualized (1)	7.8%	9.8%	5.0%

Private Client Group financial advisors	As of			% change from
	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Employees	3,718	3,631	3,693	2%	1%
Independent contractors	4,992	5,068	5,019	(1)%	(1)%
Total advisors	8,710	8,699	8,712	—%	—%

Clients’ domestic cash sweep and Enhanced Savings Program balances ($ in millions)	As of			% change from
	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Raymond James Bank Deposit Program (“RJBDP”): (10)
Bank segment (10)	$23,912	$39,098	$25,355	(39)%	(6)%
Third-party banks	17,820	18,231	15,858	(2)%	12%
Subtotal RJBDP	41,732	57,329	41,213	(27)%	1%
Client Interest Program	1,765	3,053	1,620	(42)%	9%
Total clients’ domestic cash sweep balances	43,497	60,382	42,833	(28)%	2%
Enhanced Savings Program (11)	14,476	—	13,592	NM	7%
Total clients’ domestic cash sweep and Enhanced Savings Program balances	$57,973	$60,382	$56,425	(4)%	3%

Net interest income and RJBDP fees ($ in millions)	Three months ended			% change from
	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Net interest income and RJBDP fees (third-party banks)	$698	$723	$711	(3)%	(2)%
Average yield on RJBDP - third-party banks (12)	3.66%	2.72%	3.60%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal First Quarter of 2024	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

	Three months ended
	December 31, 2023			December 31, 2022			September 30, 2023
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
	INTEREST-EARNING ASSETS
Bank segment
Cash and cash equivalents	$5,760	$79	5.41%	$2,325	$22	3.72%	$5,208	$71	5.36%
Available-for-sale securities	10,333	56	2.16%	11,050	53	1.92%	10,563	56	2.12%
Loans held for sale and investment: (13)
Loans held for investment:
Securities-based loans (14)	14,587	266	7.16%	15,038	226	5.87%	14,307	260	7.14%
Commercial and industrial loans	10,472	203	7.60%	11,176	172	6.01%	10,499	201	7.49%
Commercial real estate loans	7,245	141	7.61%	6,798	107	6.18%	7,115	138	7.59%
Real estate investment trust loans	1,694	34	7.76%	1,628	24	5.87%	1,707	33	7.54%
Residential mortgage loans	8,799	77	3.48%	7,626	57	2.99%	8,570	72	3.34%
Tax-exempt loans (15)	1,481	10	3.27%	1,594	10	3.06%	1,512	10	3.17%
Loans held for sale	140	3	8.86%	189	3	5.39%	140	3	8.23%
Total loans held for sale and investment	44,418	734	6.51%	44,049	599	5.35%	43,850	717	6.44%
All other interest-earning assets	237	3	5.98%	143	2	5.29%	201	3	5.94%
Interest-earning assets — Bank segment	$60,748	$872	5.66%	$57,567	$676	4.63%	$59,822	$847	5.58%
All other segments
Cash and cash equivalents	$3,469	$53	6.07%	$3,436	$33	3.78%	$3,231	$48	5.85%
Assets segregated for regulatory purposes and restricted cash	3,623	47	5.13%	6,237	50	3.17%	3,510	45	5.12%
Trading assets — debt securities	1,100	15	5.57%	1,080	14	5.10%	1,070	17	5.56%
Brokerage client receivables	2,138	45	8.39%	2,398	41	6.70%	2,150	46	8.34%
All other interest-earning assets	1,936	21	3.92%	2,001	13	2.58%	1,782	16	3.79%
Interest-earning assets — all other segments	$12,266	$181	5.81%	$15,152	$151	3.93%	$11,743	$172	5.75%
Total interest-earning assets	$73,014	$1,053	5.69%	$72,719	$827	4.48%	$71,565	$1,019	5.61%

	INTEREST-BEARING LIABILITIES
Bank Segment
Bank deposits:
Money market and savings accounts (10)	$32,001	$160	1.99%	$45,165	$123	1.08%	$33,447	$155	1.84%
Interest-bearing demand deposits (11)	19,565	244	4.97%	5,149	45	3.42%	17,519	216	4.91%
Certificates of deposit	2,757	32	4.56%	1,225	8	2.48%	2,762	30	4.35%
Total bank deposits (16)	54,323	436	3.19%	51,539	176	1.35%	53,728	401	2.97%
Federal Home Loan Bank advances and all other interest-bearing liabilities	1,231	10	3.03%	1,397	9	2.61%	1,233	7	2.20%
Interest-bearing liabilities — Bank segment	$55,554	$446	3.19%	$52,936	$185	1.38%	$54,961	$408	2.95%
All other segments
Trading liabilities — debt securities	$756	$11	5.66%	$778	$10	5.07%	$702	$10	5.22%
Brokerage client payables	4,668	20	1.72%	7,749	17	0.87%	4,620	21	1.65%
Senior notes payable	2,039	23	4.51%	2,038	23	4.52%	2,039	23	4.53%
All other interest-bearing liabilities (16)	980	7	2.96%	585	6	2.61%	584	—	1.17%
Interest-bearing liabilities — all other segments	$8,443	$61	2.89%	$11,150	$56	1.92%	$7,945	$54	2.67%
Total interest-bearing liabilities	$63,997	$507	3.15%	$64,086	$241	1.47%	$62,906	$462	2.91%
Firmwide net interest income		$546			$586			$557
Net interest margin (net yield on interest-earning assets)
Bank segment			2.74%			3.36%			2.87%
Firmwide			2.97%			3.19%			3.09%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2024	(Unaudited)

	Three months ended			% change from
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Net revenues:
Private Client Group	$2,226	$2,063	$2,265	8%	(2)%
Capital Markets	338	295	341	15%	(1)%
Asset Management	235	207	236	14%	—%
Bank	441	508	451	(13)%	(2)%
Other (17)	26	9	25	189%	4%
Intersegment eliminations	(253)	(296)	(265)	(15)%	(5)%
Total net revenues	$3,013	$2,786	$3,053	8%	(1)%

Pre-tax income/(loss):
Private Client Group	$439	$434	$477	1%	(8)%
Capital Markets	3	(16)	(7)	NM	NM
Asset Management	93	80	100	16%	(7)%
Bank	92	136	78	(32)%	18%
Other (17)	3	18	(63)	(83)%	NM
Pre-tax income	$630	$652	$585	(3)%	8%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2024	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Revenues:
Asset management and related administrative fees	$1,191	$1,053	$1,226	13%	(3)%
Brokerage revenues:
Mutual and other fund products	136	128	142	6%	(4)%
Insurance and annuity products	125	104	119	20%	5%
Equities, ETFs and fixed income products	121	113	115	7%	5%
Total brokerage revenues	382	345	376	11%	2%
Account and service fees:
Mutual fund and annuity service fees	106	98	109	8%	(3)%
RJBDP fees: (10)
Bank segment (10)	223	268	237	(17)%	(6)%
Third-party banks	152	137	154	11%	(1)%
Client account and other fees	65	60	56	8%	16%
Total account and service fees	546	563	556	(3)%	(2)%
Investment banking	11	9	8	22%	38%
Interest income	118	109	115	8%	3%
All other	4	6	8	(33)%	(50)%
Total revenues	2,252	2,085	2,289	8%	(2)%
Interest expense	(26)	(22)	(24)	18%	8%
Net revenues	2,226	2,063	2,265	8%	(2)%
Non-interest expenses:
Financial advisor compensation and benefits	1,190	1,075	1,193	11%	—%
Administrative compensation and benefits	379	342	348	11%	9%
Total compensation, commissions and benefits	1,569	1,417	1,541	11%	2%
Non-compensation expenses	218	212	247	3%	(12)%
Total non-interest expenses	1,787	1,629	1,788	10%	—%
Pre-tax income	$439	$434	$477	1%	(8)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2024	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Revenues:
Brokerage revenues:
Fixed income	$102	$100	$71	2%	44%
Equity	38	34	30	12%	27%
Total brokerage revenues	140	134	101	4%	39%
Investment banking:
Merger & acquisition and advisory	118	102	141	16%	(16)%
Equity underwriting	26	15	16	73%	63%
Debt underwriting	26	16	37	63%	(30)%
Total investment banking	170	133	194	28%	(12)%
Interest income	23	23	23	—%	—%
Affordable housing investments business revenues	23	24	41	(4)%	(44)%
All other	4	4	3	—%	33%
Total revenues	360	318	362	13%	(1)%
Interest expense	(22)	(23)	(21)	(4)%	5%
Net revenues	338	295	341	15%	(1)%
Non-interest expenses:
Compensation, commissions and benefits	238	213	238	12%	—%
Non-compensation expenses	97	98	110	(1)%	(12)%
Total non-interest expenses	335	311	348	8%	(4)%
Pre-tax income/(loss)	$3	$(16)	$(7)	NM	NM

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2024	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Revenues:
Asset management and related administrative fees:
Managed programs	$150	$134	$153	12%	(2)%
Administration and other	74	63	73	17%	1%
Total asset management and related administrative fees	224	197	226	14%	(1)%
Account and service fees	6	5	5	20%	20%
All other	5	5	5	—%	—%
Net revenues	235	207	236	14%	—%
Non-interest expenses:
Compensation, commissions and benefits	53	47	48	13%	10%
Non-compensation expenses	89	80	88	11%	1%
Total non-interest expenses	142	127	136	12%	4%
Pre-tax income	$93	$80	$100	16%	(7)%

Bank

	Three months ended			% change from
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Revenues:
Interest income	$872	$676	$847	29%	3%
Interest expense	(446)	(185)	(408)	141%	9%
Net interest income	426	491	439	(13)%	(3)%
All other	15	17	12	(12)%	25%
Net revenues	441	508	451	(13)%	(2)%
Non-interest expenses:
Compensation and benefits	43	40	41	8%	5%
Non-compensation expenses:
Bank loan provision for credit losses	12	14	36	(14)%	(67)%
RJBDP fees to Private Client Group (10)	223	268	237	(17)%	(6)%
All other	71	50	59	42%	20%
Total non-compensation expenses	306	332	332	(8)%	(8)%
Total non-interest expenses	349	372	373	(6)%	(6)%
Pre-tax income	$92	$136	$78	(32)%	18%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2024	(Unaudited)

Other (17)

	Three months ended			% change from
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Revenues:
Interest income	$49	$30	$44	63%	11%
All other	2	3	3	(33)%	(33)%
Total revenues	51	33	47	55%	9%
Interest expense	(25)	(24)	(22)	4%	14%
Net revenues	26	9	25	189%	4%
Non-interest expenses:
Compensation and benefits	17	18	24	(6)%	(29)%
Insurance settlement received (8)	—	(32)	—	100%	—%
All other	6	5	64	20%	(91)%
Total non-interest expenses	23	(9)	88	NM	(74)%
Pre-tax income/(loss)	$3	$18	$(63)	(83)%	NM

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Bank Segment Selected Key Metrics
Fiscal First Quarter of 2024	(Unaudited)

Bank Segment

Our Bank segment includes Raymond James Bank and TriState Capital Bank.

	As of			% change from
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Total assets	$61,517	$57,623	$60,041	7%	2%

Bank loans, net	$44,182	$44,066	$43,775	—%	1%

Bank loan allowance for credit losses	$479	$408	$474	17%	1%
Bank loan allowance for credit losses as a % of total loans held for investment	1.08%	0.92%	1.07%
Bank loan allowance for credit losses on corporate loans as a % of corporate loans held for investment (18)	2.06%	1.64%	2.03%

Total nonperforming assets	$164	$61	$128	169%	28%
Nonperforming assets as a % of total assets	0.27%	0.11%	0.21%

Total criticized loans	$485	$447	$518	9%	(6)%
Criticized loans as a % of loans held for investment	1.09%	1.01%	1.17%

Total bank deposits	$55,393	$51,979	$54,199	7%	2%

	Three months ended			% change from
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Net interest margin (net yield on interest-earning assets)	2.74%	3.36%	2.87%

Bank loan provision for credit losses	$12	$14	$36	(14)%	(67)%
Net charge-offs	$8	$2	$17	300%	(53)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2024	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023
Net income available to common shareholders	$497	$507	$432
Non-GAAP adjustments:
Expenses related to acquisitions:
Compensation, commissions and benefits — Acquisition-related retention (19)	11	18	17
Communications and information processing	—	—	2
Professional fees	1	—	3
Other — Amortization of identifiable intangible assets (20)	11	11	12
Total expenses related to acquisitions	23	29	34
Other — Insurance settlement received (8)	—	(32)	—
Pre-tax impact of non-GAAP adjustments	23	(3)	34
Tax effect of non-GAAP adjustments	(6)	1	(9)
Total non-GAAP adjustments, net of tax	17	(2)	25
Adjusted net income available to common shareholders (2)	$514	$505	$457

Pre-tax income	$630	$652	$585
Pre-tax impact of non-GAAP adjustments (as detailed above)	23	(3)	34
Adjusted pre-tax income (2)	$653	$649	$619

Compensation, commissions and benefits expense	$1,921	$1,736	$1,892
Less: Acquisition-related retention (as detailed above)	11	18	17
Adjusted “Compensation, commissions and benefits” expense (2)	$1,910	$1,718	$1,875

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2024	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended
	December 31, 2023	December 31, 2022	September 30, 2023
Pre-tax margin (6)	20.9%	23.4%	19.2%
Impact of non-GAAP adjustments on pre-tax margin:
Expenses related to acquisitions:
Compensation, commissions and benefits — Acquisition-related retention (19)	0.4%	0.6%	0.6%
Communications and information processing	—%	—%	—%
Professional fees	—%	—%	0.1%
Other — Amortization of identifiable intangible assets (20)	0.4%	0.4%	0.4%
Total expenses related to acquisitions	0.8%	1.0%	1.1%
Other — Insurance settlement received (8)	—%	(1.1)%	—%
Total non-GAAP adjustments	0.8%	(0.1)%	1.1%
Adjusted pre-tax margin (2) (6)	21.7%	23.3%	20.3%

Total compensation ratio (7)	63.8%	62.3%	62.0%
Less the impact of non-GAAP adjustments on compensation ratio:
Acquisition-related retention (19)	0.4%	0.6%	0.6%
Adjusted total compensation ratio (2) (7)	63.4%	61.7%	61.4%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2024	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended
Earnings per common share (4)	December 31, 2023	December 31, 2022	September 30, 2023
Basic	$2.38	$2.36	$2.07
Impact of non-GAAP adjustments on basic earnings per common share:
Expenses related to acquisitions:
Compensation, commissions and benefits — Acquisition-related retention (19)	0.05	0.08	0.08
Communications and information processing	—	—	0.01
Professional fees	0.01	—	0.01
Other — Amortization of identifiable intangible assets (20)	0.05	0.06	0.06
Total expenses related to acquisitions	0.11	0.14	0.16
Other — Insurance settlement received (8)	—	(0.15)	—
Tax effect of non-GAAP adjustments	(0.03)	—	(0.04)
Total non-GAAP adjustments, net of tax	0.08	(0.01)	0.12
Adjusted basic (2)	$2.46	$2.35	$2.19

Diluted	$2.32	$2.30	$2.02
Impact of non-GAAP adjustments on diluted earnings per common share:
Expenses related to acquisitions:
Compensation, commissions and benefits — Acquisition-related retention (19)	0.05	0.08	0.08
Communications and information processing	—	—	0.01
Professional fees	0.01	—	0.01
Other — Amortization of identifiable intangible assets (20)	0.05	0.06	0.05
Total expenses related to acquisitions	0.11	0.14	0.15
Other — Insurance settlement received (8)	—	(0.15)	—
Tax effect of non-GAAP adjustments	(0.03)	—	(0.04)
Total non-GAAP adjustments, net of tax	0.08	(0.01)	0.11
Adjusted diluted (2)	$2.40	$2.29	$2.13
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2024	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	December 31, 2023	December 31, 2022	September 30, 2023
Total common equity attributable to Raymond James Financial, Inc.	$10,711	$9,736	$10,135
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	1,908	1,938	1,907
Deferred tax liabilities related to goodwill and identifiable intangible assets, net	(132)	(129)	(131)
Tangible common equity attributable to Raymond James Financial, Inc. (2)	$8,935	$7,927	$8,359
Common shares outstanding	208.7	215.0	208.8
Book value per share (9)	$51.32	$45.28	$48.54
Tangible book value per share (2) (9)	$42.81	$36.87	$40.03

Return on common equity	Three months ended
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023
Average common equity (21)	$10,423	$9,537	$10,003
Impact of non-GAAP adjustments on average common equity:
Expenses related to acquisitions:
Compensation, commissions and benefits — Acquisition-related retention (19)	6	9	9
Communications and information processing	—	—	1
Professional fees	—	—	2
Other — Amortization of identifiable intangible assets (20)	6	5	6
Total expenses related to acquisitions	12	14	18
Other — Insurance settlement received (8)	—	(16)	—
Tax effect of non-GAAP adjustments	(3)	1	(5)
Total non-GAAP adjustments, net of tax	9	(1)	13
Adjusted average common equity (2) (21)	$10,432	$9,536	$10,016

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2024	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended
$ in millions	December 31, 2023	December 31, 2022	September 30, 2023
Average common equity (21)	$10,423	$9,537	$10,003
Less:
Average goodwill and identifiable intangible assets, net	1,908	1,935	1,918
Average deferred tax liabilities related to goodwill and identifiable intangible assets, net	(132)	(128)	(130)
Average tangible common equity (2) (21)	$8,647	$7,730	$8,215
Impact of non-GAAP adjustments on average tangible common equity:
Expenses related to acquisitions:
Compensation, commissions and benefits — Acquisition-related retention (19)	6	9	9
Communications and information processing	—	—	1
Professional fees	—	—	2
Other — Amortization of identifiable intangible assets (20)	6	5	6
Total expenses related to acquisitions	12	14	18
Other — Insurance settlement received (8)	—	(16)	—
Tax effect of non-GAAP adjustments	(3)	1	(5)
Total non-GAAP adjustments, net of tax	9	(1)	13
Adjusted average tangible common equity (2) (21)	$8,656	$7,729	$8,228

Return on common equity (5)	19.1%	21.3%	17.3%
Adjusted return on common equity (2) (5)	19.7%	21.2%	18.3%
Return on tangible common equity (2) (5)	23.0%	26.2%	21.0%
Adjusted return on tangible common equity (2) (5)	23.8%	26.1%	22.2%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2024                                 Footnotes

(1)
Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees, and other fees. The Domestic Private Client Group net new asset growth — annualized percentage is based on the beginning Domestic Private Client Group assets under administration balance for the indicated period.

(2)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(3)	Estimated.

(4)
Earnings per common share is computed by dividing net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period. The allocations of earnings and dividends to participating securities were $1 million for each of the three months ended December 31, 2023, December 31, 2022, and September 30, 2023.

(5)	Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income available to common shareholders by average tangible common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income available to common shareholders by adjusted average tangible common equity for each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(6)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(7)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period or, in the case of adjusted total compensation ratio, computed by dividing adjusted compensation, commissions and benefits expense by net revenues for each respective period.

(8)
The three months ended December 31, 2022 included the favorable impact of a $32 million insurance settlement received during the period related to a previously settled legal matter. This item has been reflected as an offset to Other expenses within our Other segment. In the computation of our non-GAAP financial measures, we have reversed the favorable impact of this item on adjusted pre-tax income and adjusted net income available to common shareholders. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(9)	Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period.

(10)
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and TriState Capital Bank, which are included in our Bank segment, as well as various third-party banks. RJBDP balances swept to our Bank segment are reflected in Bank deposits on our Consolidated Statement of Financial Condition and within money market and other savings accounts in our net interest disclosures in this release. Fees earned by the Private Client Group segment on deposits held by our Bank segment are eliminated in consolidation.

(11)
In March 2023, we launched our Enhanced Savings Program, in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account. These balances are reflected in Bank deposits on our Consolidated Statement of Financial Condition and substantially all are reflected within interest-bearing demand deposits in our net interest disclosures in this release.

(12)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(13)	Loans are presented net of unamortized purchase discounts or premiums, unearned income, deferred origination fees and costs, and charge-offs.

(14)	Securities-based loans included loans collateralized by the borrower’s marketable securities at advance rates consistent with industry standards and, to a lesser extent, the cash surrender value of life insurance policies. An insignificant portion of our securities-based loans portfolio is collateralized by private securities or other financial instruments with a limited trading market.

(15)	The average rate on tax-exempt loans is presented on a taxable-equivalent basis utilizing the applicable federal statutory rates for each respective period.

(16)
The average balance, interest expense, and average rate for “Total bank deposits” included amounts associated with affiliate deposits. Such amounts are eliminated in consolidation and are offset in “All other interest-bearing liabilities” under “All other segments.”

(17)
The Other segment includes interest income on certain corporate cash balances, the results of our private equity investments, which predominantly consist of investments in third-party funds, certain other corporate investing activity, and certain corporate overhead costs of RJF that are not allocated to other segments including the interest costs on our public debt, certain provisions for legal and regulatory matters, and certain acquisition-related expenses.

(18)	Corporate loans included commercial and industrial loans, commercial real estate loans, and real estate investment trust loans.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2024                                 Footnotes

(19)
Includes acquisition-related compensation expenses primarily arising from equity and cash-based retention awards issued in conjunction with acquisitions in prior years. Such retention awards are generally contingent upon the post-closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period.

(20)	Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions.

(21)	Average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.